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                                   Exhibit 5.1
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                          [ARTHUR J. SIMON LETTERHEAD]
                                 (312) 876-7567

                               September 21, 1998



CNA Surety Corporation
CNA Plaza
Chicago, Illinois   60685

                  Re:  CNA Surety Corporation
                       Registration Statement on Form S-8
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Ladies and Gentlemen:

     As counsel to CNA Surety Corporation, a Delaware corporation (the "Company"), we have represented the Company in connection with the Registration Statement on Form S-8 concerning shares of Common Stock, $0.01 par value, of the Company ("Common Stock") to be issued in connection with the Non-Employee Director Deferred Compensation Plan (the "Plan"). In connection with the foregoing, we have examined the corporate records of the Company, including its Certificate of Incorporation, as amended, by-laws and other corporate records and documents and have made such other examinations as we consider necessary to render this opinion. Based upon the foregoing, we are of the opinion that:

     1. The Company is a corporation duly organized and validly existing under the laws of the State of Delaware.

     2. The Plans and the shares of Common Stock covered by the Plan have been duly authorized by all requisite corporate action.

     3. With respect to the authorized but unissued shares of Common Stock covered by the Plan, such shares, when issued in accordance with the terms and provisions for their issuance under the Plan, will be validly issued, fully paid and non-assessable.

     We consent to the filing of this opinion as an exhibit to the registration statement referenced above and to the references to the firm in the registration statement

                                           Yours very truly,

                                     SONNENSCHEIN NATH & ROSENTHAL



                                     By:
                                            Arthur J. Simon